UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2004

Date of report (Date of earliest event reported)

Avici Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30865	02-0493372
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Billerica Avenue

North Billerica, Massachusetts 01862

(Address of Principal Executive Offices)

(978) 964-2000

Registrant’s telephone number, including area code

Item 12. Results of Operations and Financial Condition.

On April 22, 2004, Avici Systems Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended March 31, 2004 and its intention to hold a conference call regarding this topic and future business and financial expectations. The Company’s press release is furnished as Exhibit 99.1 to this report. The information herein and in the press release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented herein in accordance with United States generally accepted accounting principles (“GAAP”), the Company also uses non-GAAP measures of operating results, net loss and net loss per share, which are adjusted from results based on GAAP to exclude non-cash equity based charges related to common stock warrant discount and stock based compensation, as well as credits resulting from the utilization of excess inventory. Management believes these non-GAAP financial measures enhance the user’s overall understanding of our current financial performance and our prospects for the future and, additionally, uses these non-GAAP financial measures for the general purpose of analyzing and managing the Company’s business. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges that we believe are not indicative of our core operating results. In addition, we believe that the investment community has historically used our non-GAAP financial results to evaluate our financial performance, and we have historically reported both GAAP and non-GAAP results to the investment community. The presentation of this additional information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Avici Systems Inc.

Date: April 22, 2004	By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 22, 2004.